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As filed with the Securities and Exchange Commission on July 18, 2014

File No. 001-36334

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Keysight Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-4254555 (I.R.S. employer identification number)
1400 Fountaingrove Parkway Santa Rosa, CA (Address of principal executive offices)	95403 (Zip code)

(877) 424-4536
(Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 KEYSIGHT TECHNOLOGIES, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        This Registration Statement on Form 10 incorporates by reference information contained in the information statement filed herewith as Exhibit 99.1. The cross-reference sheet below identifies where the items required by Form 10 can be found in the information statement.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Person Transactions" and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section of the information statement entitled "Business—Properties." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the sections of the information statement entitled "Executive Compensation Discussion and Analysis," "Management—Compensation Committee Interlocks and Insider Participation" and "Director Compensation." Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

        The information required by this item is contained under the sections of the information statement entitled "Management" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "Capitalization," "The Separation and Distribution" and "Description of Keysight's Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the sections of the information statement entitled "Description of Material Indebtedness" and "Description of Keysight's Capital Stock—Sale of Unregistered Securities." Those sections are incorporated herein by reference.

Item 11.    Description of Registrant's Securities to Be Registered.

        The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "The Separation and Distribution" and "Description of Keysight's Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Description of Keysight's Capital Stock—Limitations on Liability, Indemnification of Officers and Directors, and Insurance." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a) Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

(b) Exhibits

        See below.

        The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between Agilent Technologies, Inc. and Keysight Technologies, Inc.**

3.1	Form of Amended and Restated Certificate of Incorporation of Keysight Technologies, Inc.*

3.2	Form of Amended and Restated Bylaws of Keysight Technologies, Inc.*

10.1	Form of Services Agreement by and between Agilent Technologies, Inc. and Keysight Technologies, Inc.**

10.2	Form of Tax Matters Agreement by and between Agilent Technologies, Inc. and Keysight Technologies, Inc.**

10.3	Form of Employee Matters Agreement by and between Agilent Technologies, Inc. and Keysight Technologies, Inc.**

10.4	Form of Intellectual Property Matters Agreement by and between Agilent Technologies, Inc. and Keysight Technologies, Inc.**

10.5	Form of Trademark License Agreement by and between Agilent Technologies, Inc. and Keysight Technologies, Inc.**

10.6	Form of Real Estate Matters Agreement by and between Agilent Technologies, Inc. and Keysight Technologies, Inc.**

10.7	Form of Indemnification Agreement**

10.8	Form of Keysight Technologies, Inc. Employee Stock Purchase Plan**

10.9	Form of Keysight Technologies, Inc. 2014 Equity and Incentive Compensation Plan**

10.10	Form of Keysight Technologies, Inc. Global Stock Award Agreement**

10.11	Form of Keysight Technologies, Inc. Global Performance Award Agreement**

10.12	Form of Keysight Technologies, Inc. Global Stock Option Award Agreement**

10.13	Form of Keysight Technologies, Inc. Non-Employee Director Stock Option Award Agreement**

10.14	Form of Keysight Technologies, Inc. Non-Employee Director Stock Award Agreement**

10.15	Form of Keysight Technologies, Inc. 2014 Deferred Compensation Plan**

10.16	Form of Keysight Technologies, Inc. 2014 Frozen Deferred Compensation Plan**

10.17	Form of Keysight Technologies, Inc. Excess Benefit Retirement Plan**

10.18	Form of Keysight Technologies, Inc. Supplemental Benefit Retirement Plan**

10.19	Agilent Technologies, Inc. France Pension Plan**

21.1	Subsidiaries of Keysight Technologies, Inc.**

99.1	Information Statement of Keysight Technologies, Inc., preliminary and subject to completion, dated July 18, 2014**

*
To be filed by amendment.

**
Filed herewith.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.
By:	/s/ RONALD S. NERSESIAN
	Name:	Ronald S. Nersesian
	Title:	President and Chief Executive Officer

Date: July 18, 2014

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KEYSIGHT TECHNOLOGIES, INC. INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business .
  Item 1A. Risk Factors.
  Item 2. Financial Information .
  Item 3. Properties .
  Item 4. Security Ownership of Certain Beneficial Owners and Management .
  Item 5. Directors and Executive Officers .
  Item 6. Executive Compensation .
  Item 7. Certain Relationships and Related Transactions .
  Item 8. Legal Proceedings .
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters .
  Item 10. Recent Sales of Unregistered Securities .
  Item 11. Description of Registrant's Securities to Be Registered .
  Item 12. Indemnification of Directors and Officers .
  Item 13. Financial Statements and Supplementary Data .
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure .
  Item 15. Financial Statements and Exhibits .
SIGNATURES